CRESTED CORP.

 (Company Logo)


                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, DECEMBER 4, 1998


TO THE SHAREHOLDERS OF CRESTED CORP:

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Crested Corp., a Colorado corporation (the "Company" or "Crested"), will be held at U.S. Energy Corp.'s Ticaboo Motel (3 miles from the Shootaring Uranium Mill) located 12 miles north on State Highway 276 from the Bullfrog Marina on Lake Powell, also accessible 65 miles south of Hanksville, Utah on State Highway 95 which turns into State Highway 276, on Friday, December 4, 1998 at 10:00 a.m., local time, or at any adjournments thereof, for the purpose of acting upon:

         1. The election of five directors to serve until the next annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified; and

         2. Such other business as may properly come before such meeting.

         Only shareholders of record at the close of business on Friday, October 23, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The Company's transfer books will not be closed for the Meeting.

         A list of shareholders entitled to vote at the Meeting will be available for inspection by any record shareholder at the Company's principal executive offices in Riverton, Wyoming. The inspection period will begin no later than ten days before the Meeting.

                                        By Order of the Board of Directors

                                            /s/ Daniel P. Svilar

                                        DANIEL P. SVILAR, Secretary

         Please date, sign and return your Proxy so that your shares may be voted as you wish, and to assure quorum. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person should you attend the Meeting.

                             YOUR VOTE IS IMPORTANT

Dated: November 6, 1998

                                  CRESTED CORP.

                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, DECEMBER 4, 1998

         The enclosed Proxy is solicited by the Board of Directors (the "Board") of Crested Corp. (the "Company" or "Crested") for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on Friday, December 4, 1998. It is expected that the Notice of Meeting, Proxy Statement and Proxy will be mailed to record shareholders on or about November 6, 1998.

                              REVOCABILITY OF PROXY

         The Proxy may be revoked at any time, to the extent it has not been exercised, by: (i) written revocation; (ii) executing a later-dated Proxy and delivering it to the Company; (iii) requesting (in writing) a return of the Proxy; or (iv) the shareholder voting in person at the Meeting.

                                 VOTING OF PROXY

         If the enclosed Proxy is executed and returned, it will be voted as indicated by the shareholder on the proposals. Unless otherwise instructed to the contrary in the Proxy, the appointees named in the Proxy will:

         1.       VOTE FOR the five management nominees to the Board; and

         2. VOTE in accordance with their best judgment on any other matters that may properly come before the Meeting.

         As of the date of the Notice of Meeting and Proxy Statement, management of the Company has no knowledge of any other matters that may be brought before the Meeting.

                                  SOLICITATION

         The costs of preparing, assembling and mailing the Notice of Meeting, Proxy Statement, Proxy (collectively the "Proxy Materials"), as well as solicitation of the Proxies and miscellaneous costs with respect to the same, will be paid by the Company. The solicitation is to be made by use of the mails. The Company may also use the services of its directors, officers, and employees of the Company's parent U.S. Energy Corp. ("USE") to solicit Proxies, personally or by telephone and telegraph, but at no additional salary or compensation. The Board does not intend to use specially engaged employees or paid solicitors, although it reserves the right to do so.

         The Company intends to request banks, brokerage houses and other such custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold shares and request authority for the execution of the Proxies. The Company will reimburse the nominee holders for reasonable out-of-pocket expenses incurred by them in so doing.

                                VOTING SECURITIES

         Only holders of record of shares of the Company's $.001 par value common stock (the "Common Stock") at the close of business on Friday, October 23, 1998 will be entitled to vote at the Meeting. On the record date, there were 10,311,264 shares of Common Stock outstanding and entitled to vote. The Company has no other class of voting securities outstanding. Each share is entitled to one vote on all matters. A majority of the issued and outstanding shares of Common Stock, represented in person or by Proxy, constitutes a quorum at any shareholders' meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following is a list of all record holders who, as of September 25, 1998 beneficially owned more than five percent of the outstanding shares of Common Stock, as reported in filings with the Securities and Exchange Commission ("SEC"), or as otherwise known to the Company. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name. It should be noted that voting and dispositive powers over certain shares are shared by two or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein.

                                             Amount and Nature of Beneficial Ownership
                              -----------------------------------------------------------------------------
Name and address                   Voting Rights              Dispositive Rights               Total             Percent
of beneficial owner             Sole         Shared          Sole         Shared       Beneficial Ownership    of Class(1)
-------------------             ----         ------          ----         ------       --------------------    -----------

U.S. Energy Corp.(2)          5,300,297       -0-         5,300,297        -0-                5,300,297          51.4%
877 North 8th West
Riverton, WY 82501

John L. Larsen(3)                -0-         5,514,182       -0-          5,579,182           5,579,182          54.1%
201 Hill Street
Riverton, WY 82501

Harold F. Herron(4)              10,817      5,414,182       10,817       5,414,182           5,424,999          52.6%
3425 Riverside Road
Riverton, WY 82501

Don C. Anderson(5)               -0-         5,300,297       -0-          5,300,297           5,300,297          51.4%
P. O. Box 1556
Mesquite, NV  89024

Nick Bebout(5)                   -0-         5,300,297       -0-          5,300,297           5,300,297          51.4%
P. O. Box 112
Riverton, WY 82501

David W. Brenman(5)              -0-         5,300,297       -0-          5,300,297           5,300,297          51.4%
19 West 76th Street
New York, NY 10023

H. Russell Fraser(5)             -0-         5,300,297       -0-          5,300,297           5,300,297          51.4%
W Diamond X Ranch
3453 Southfork Road
Cody, WY 82414
--------


                                                               2




         (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

         (2) Consists of 5,300,297 shares directly held by USE over which sole voting and dispositive powers are exercised.

         (3) Consists of 5,300,297 Crested shares held by USE, 100,000 shares held by Sutter Gold Mining Company ("SGMC") 60,000 shares held by Plateau Resources Limited ("Plateau"), 53,885 shares held by Ruby Mining Company "(Ruby") with respect to which shared voting and dispositive powers are exercised as a director with the other directors of those companies and 65 ,000 shares held by employees which are subject to forfeiture, over which Mr. Larsen exercises shared dispositive powers with the remaining Crested directors.

         (4) Includes 6,932 directly held shares and 3,885 shares held by Northwest Gold, Inc. ("NWG") over which Mr. Herron exercises sole voting and investment powers. Mr. Herron is the sole director of NWG. Also includes the Crested shares held by USE, Plateau and Ruby, with respect to which shared voting and dispositive powers are exercised as a USE, Plateau and Ruby director with the other directors of those companies.

         (5) Consists of 5,300,297 Crested shares held by USE over which the holder shares voting and dispositive powers with the other directors of USE.

                              ELECTION OF DIRECTORS

         Directors are currently elected for terms expiring at the next annual meeting of the shareholders and until their successors are elected and qualified. In the event the number of directors is increased to six or more, the Company's Articles provide that the directors are then to be divided into three groups or classes, and elected to staggered terms of three years expiring at the third succeeding annual meeting. The directors nominated for re-election at the 1998 Annual Meeting are as follows:

                                          Other positions              Director
Name                    Age              with the Company                since
----                    ---              ----------------                -----

John L. Larsen           67           Chairman of the Board,              1974
                                      CEO, Vice President
                                      (a)(b)(c)

Max T. Evans             73           President and Chief                 1970
                                      Operations Officer (a)(c)

Daniel P. Svilar         69           Secretary(a)                        1980

Michael D. Zwickl        51           Assistant Secretary (b)             1984

Kathleen R. Martin       44           (b)                                 1989

         (a)      Member of the executive committee.
         (b)      Member of the audit committee.
         (c)      Trustee of the USE Employee Stock Ownership Plan (the "ESOP").

         Executive officers of the Company are elected by the Board at annual directors' meetings, which follow each Annual Shareholders' Meeting, to serve until the officer's successor has been duly elected and qualified, or until death, resignation or removal by the Board.

BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS OF DIRECTORS AND NOMINEES.

         JOHN L. LARSEN has been principally employed as an officer and director of the Company and Crested Corp. for more than the past five years. He is also a director of the Company's subsidiary, Ruby Mining Company ("Ruby"). Crested and Ruby have registered equity securities under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Larsen is Chief Executive Officer and Chairman of the board of directors of Plateau Resources, Limited and of Sutter Gold Mining Company, and he is a director of Yellow Stone Fuels Corp.

         MAX T. EVANS has been Secretary for USE and President of Crested for more than the past five years. Mr. Evans had been a director of USE for more than the past five years, prior to April 17, 1997. He is also an officer and director of Plateau. He serves at the will of each board of directors. There are no understandings between Mr. Evans and any other person pursuant to which he was named as an officer. He has no family relationships with any of the other executive officers or directors of USE or Crested. During the past five years, Mr. Evans has not been involved in any Reg. S-K Item 401(d) proceeding.

         DANIEL P. SVILAR has been General Counsel for USE and Crested for more than the past five years. He also has served as Secretary and a director of Crested, Assistant Secretary of USE, and is an officer of Plateau and SGMC. His positions of General Counsel to, and as officers of the companies, are at the will of each board of directors. There are no understandings between Mr. Svilar and any other person pursuant to which he was named as officer or General Counsel. He has no family relationships with any of the other executive officers or directors of USE or Crested, except his nephew Nick Bebout is a USE director. During the past five years, Mr. Svilar has not been involved in any Reg. S-K
Item 401(d) proceeding.

         MICHAEL D. ZWICKL has been engaged in the private practice of law at Casper, Wyoming for more than the past five years. Mr. Zwickl received a B.S.M.E. degree from the University of Wyoming in 1969. He received a J.D. degree from the University of Wyoming in 1975 and was admitted to the practice of law in Wyoming during that year. Mr. Zwickl is director and president of NUPEC Resources, Inc. which has registered equity securities under the Exchange Act.

         KATHLEEN R. MARTIN has been a licensed real estate broker and part owner of Wind River Realty Co., a real estate brokerage firm in Riverton, Wyoming, for more than the past five years.

        SECURITY OWNERSHIP OF NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth, as of September 25, 1998, the shares of Common Stock, and the $.01 par value common stock of the Company's parent, USE, held by each director and nominee, and by all officers and directors as a group. Unless otherwise noted, the listed record holder exercises sole voting and dispositive powers over the shares reported as beneficially owned, excluding the shares subject to forfeiture and those held in ESOP accounts established for the employee's benefit. Dispositive powers over the forfeitable shares is shared by the Company's Board of Directors, while the ESOP Trustees exercise dispositive powers over all ESOP shares. It should be noted that voting and dispositive powers for certain shares are shared by two or more of the listed holders. Such shares are reported opposite each holder having a shared interest therein, but are only included once in the shareholdings of the group presented in the table.

                                 Company Common Stock                                USE Common Stock
                        -----------------------------------              ----------------------------------
                             Amount and            Percent                    Amount and           Percent
                              Nature of               of                       Nature of              of
                        Beneficial Ownership       Class(1)              Beneficial Ownership      Class(1)
                        --------------------       --------              --------------------      --------

John L. Larsen               5,579,182(2)            54.1%                    2,065,362(9)           25.6%

Max T. Evans                   264,236(3)             2.6%                   1,254,952(10)           16.0%

Daniel P. Svilar               281,850(4)             2.7%                     770,109(11)            9.7%

Michael D. Zwickl              120,245(5)             1.2%                     578,198(12)            7.5%

Kathleen R. Martin             118,135(6)             1.2%                     512,359(13)            6.6%

R. Scott Lorimer                15,000(7)             *                        152,053(14)            1.9%

All officers and
directors as a
group (six persons)          6,043,648(8)            60.0%                   2,687,526(15)           31.9%


         *  Less than one percent

         (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person or group, by the number of shares outstanding plus the shares underlying options held by that person or group.

         (2) See the footnotes for this person to the table presented under the heading "Principal Holders of Voting Securities."

         (3) Consists of 139,236 directly held shares over which Mr. Evans exercises sole voting and dispositive powers, 60,000 shares held by Plateau, with respect to which shared voting and dispositive powers are exercised as a director with the other directors of Plateau and 65,000 shares held by employees subject to forfeiture, over which Mr. Evans exercises shared dispositive powers with the remaining Crested directors.

                                        5




         (4) Consists of 216,850 directly held shares, over which Mr. Svilar exercises sole voting and dispositive powers, and 65,000 shares held by employees subject to forfeiture, over which Mr. Svilar exercises shared dispositive powers with the remaining Crested directors.

         (5) Consists of 55,245 directly held shares over which Mr. Zwickl exercises sole voting and dispositive powers, and 65,000 shares held by employees which are subject to forfeiture, over which Mr. Zwickl exercises shared dispositive power with the remaining directors of Crested.

         (6) Consists of 53,135 directly held shares over which Mrs. Martin exercises sole voting and dispositive powers and 65,000 shares held by employees which are subject to forfeiture, over which Mrs. Martin exercises shared dispositive power with the remaining directors of Crested.

         (7)  Consists of 15,000  shares  subject to  forfeiture  over which Mr.
Lorimer  exercises  sole  voting  power.   Crested  directors   exercise  shared
dispositive powers over such shares.

         (8) Includes 479,466 shares over which various members of the group exercise sole voting powers, 464,466 shares over which they exercise sole dispositive powers, and 5,514,182 shares over which various members of the group exercise shared voting powers, and 5,579,182 shares over which various members exercise shared dispositive rights, and the 65,000 shares held by employees which are subject to forfeiture.

         (9) Includes 243,663 directly owned shares, 106,000 shares held in joint tenancy with his wife, 312,600 shares underlying options, over which Mr. Larsen exercises sole voting and dispositive powers. The directly owned shares include 27,500 shares gifted to his wife, that have remained in Mr. Larsen's name. Mr. Larsen also exercises sole voting powers over 29,386 shares held in the U.S. Energy Corp. Employee Stock Ownership Plan ("ESOP") account established for his benefit. Also includes shares over which shared voting and dispositive rights are exercised consisting of 155,811 shares held by the ESOP, which have not been allocated to accounts established for specific beneficiaries and shares held by corporations of which Mr. Larsen is a director consisting of 512,359 shares held by Crested, 125,556 shares held by Plateau, 100,000 shares held by SGMC, and 12,612 shares held by Ruby. Shared dispositive powers are also exercised over the ESOP shares allocated to participant accounts and 101,850 USE shares held by employees of USE and a USE non-employee director, which are subject to forfeiture. Mr. Larsen shares voting powers over the unallocated ESOP shares and dispositive powers over all ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. He shares voting and dispositive power over the other listed shares with the other directors of those corporations. The shares listed under "Total Beneficial Ownership" also include 49,426 shares beneficially held by Mr. Larsen which are subject to forfeiture. USE's non-employee directors exercise shared voting and dispositive powers over such shares. The shares shown as beneficially owned by Mr. Larsen do not include 42,350 shares owned directly by his wife, who exercises the sole investment and voting powers over those shares.

         (10) Includes 4,895 directly owned shares, 36,389 shares held in joint tenancy with his wife, 11,971 shares held in an Individual Retirement Account ("IRA") for his benefit and 107,200 shares underlying options, over which Mr. Evans exercises sole voting and dispositive powers. Mr. Evans exercises shared voting and dispositive rights over the shares held by Crested, Plateau and the unallocated ESOP shares, with the remaining directors of those companies and the ESOP Trustees.

                                        6




He also exercises shared dispositive rights over ESOP shares allocated to participants accounts with the other ESOP Trustees. The shares listed under "Total Beneficial Ownership" also include 30,286 shares beneficially held by Mr. Evans which are subject to forfeiture. USE's non-employee directors exercise shared voting and dispositive powers over such shares.

         (11) Includes 22,567 directly owned shares, 27,450 shares held in joint tenancy with his wife, 1,000 shares held as custodian for his minor child under the Wyoming Uniform Transfers to Minors Act (the Minor's shares), and 141,000 shares underlying options, over which Mr. Svilar exercises sole voting and dispositive powers. He exercises sole voting powers over 24,504 shares held in the ESOP account established for his benefit. Also includes shares over which he exercises shared voting and dispositive rights consisting of the 512,359 shares held by Crested as a director of Crested with the other directors of Crested. The shares listed under "Total Beneficial Ownership" also include 40,850 shares beneficially held by Mr. Svilar which are subject to forfeiture. USE's non-employee directors exercise shared voting and dispositive powers over such shares.

         (12) Consists of 8,770 directly held shares, 3,444 shares held in an IRA established for his benefit and 53,625 shares held by two (2) limited partnerships, over which Mr. Zwickl exercises sole voting and dispositive powers. He is the sole officer and director of the corporate general partner of those partnerships. Also includes the 512,359 shares held by Crested. As a director of Crested, Mr. Zwickl exercises shared voting and dispositive powers with the other Crested directors.

         (13) Consists of the USE shares held by the Company over which Mrs. Martin shares voting and dispositive powers with the other Company directors. The listed shares do not include 220 shares held directly by Mrs. Martin's husband, who exercises sole voting and dispositive powers over those shares.

         (14) Consists of 385 directly held shares, 19,715 shares held in the ESOP account established for his benefit, and 104,700 shares underlying options, over which he exercises sole voting rights. Mr. Lorimer exercises sole dispositive powers over his directly held shares and the shares underlying his options. The shares listed under "Total Beneficial Ownership" also include 27,233 shares beneficially held by Mr. Lorimer which are subject to forfeiture. USE's non-employee directors exercise shared voting and dispositive powers over such shares.

         (15) Members of the group exercise sole voting rights with respect to 1,259,643 shares, including 665,500 shares underlying options. Various group members exercise sole dispositive powers over 1,186,038 shares. They exercise shared voting powers over 981,338 shares, and share dispositive rights over 1,353,673 shares.

         Each director of the Company beneficially holds 5,000,000 shares of Four Nines Gold, Inc. ("FNG") stock held by the Company, and 5,000,000 shares held by USECC Joint Venture ("USECC") over which they exercise shared voting and dispositive powers as Company directors. Those shares represent 2% of the outstanding shares of FNG. John L. Larsen beneficially holds 272,500,000 shares of the common stock of FNG, representing 54.4% of its outstanding shares. Mr. Larsen's FNG shares include 7,500,000 directly-owned shares, 255,000,000 shares held by USE, 5,000,000 shares held by the Company and the 5,000,000 shares held by USECC, over which he shares voting and dispositive powers with the remaining directors of USE and the Company, respectively. Daniel P. Svilar beneficially owns 14,000,000 shares of the common stock of FNG, representing 2.8% of that class. Mr. Svilar's FNG holdings include 4,000,000 shares held directly in joint tenancy with other family members, the 5,000,000 shares held by the Company and the 5,000,000 shares held by USECC. Harold F. Herron holds 265,000,000 shares of the common stock of FNG, representing 52.9%, respectively, of those classes. Mr. Herron's FNG shares include 5,000,000 directly-owned shares, the shares held by USE and USECC. Mr. Evans' wife holds 3,000,000 shares of the common stock of FNG, providing him with beneficial ownership of 13,000,000 shares of FNG's common stock, or 2.6% of the shares of that class. He exercises shared voting and dispositive rights over the FNG shares held by the Company and USECC, in his capacity as director of the Company. None of the other directors or officers of the Company beneficially hold any other shares of stock of FNG. All executive officers and directors of the Company as a group (six persons) beneficially hold 284,500,000 shares of the stock of FNG, representing 56.8% of the outstanding shares of that company.

         The Company has conducted a review of Forms 3, 4 and 5 (as amended) and certain written representations of persons filing reports with the SEC under
Section 16(a) of the Exchange Act. Based solely upon a review of those reports and written representations, the Company believes no director, executive officer, beneficial owner of more than ten percent of the Common Stock or other person who was otherwise subject to Section 16, failed to file such reports on a timely basis for the year ended May 31, 1998.

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following information is provided pursuant to Item 401 of Reg. S-K, regarding the only executive officer of the Company who is not also a director.

         ROBERT SCOTT LORIMER, age 47, has been Controller and Chief Accounting Officer for both USE and Crested for more than the past five years. Mr. Lorimer also has been Chief Financial Officer for both these companies since May 25, 1991, their Treasurer since December 14, 1990, and Vice President Finance since April 1998. He serves at the will of each board of directors. There are no understandings between Mr. Lorimer and any other person, pursuant to which he was named as an officer, and he has no family relationship with any of the other executive officers or directors of USE or Crested. During the past five years, he has not been involved in any Reg. S-K Item 401(f) listed proceeding.

                             EXECUTIVE COMPENSATION

         Under a Management Agreement dated August 1, 1981, the Company and USE share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees) which have been paid through the USECC Joint Venture ("USECC"). Substantially all the work efforts of the officers of the Company and USE are devoted to the business of both the Company and USE.

         All USECC personnel are USE employees, in order to utilize USE's ESOP as an employee benefit mechanism. The Company charges USECC for the direct and indirect costs of its employees for time spent on USECC matters, and USECC charges one-half of that amount to each of the Company and USE.

         The following table sets forth the compensation paid to the USE Chief Executive Officer, and those of the four most highly compensated USE executive officers who were paid more than $100,000 cash in any of the three fiscal years ended May 31, 1998. The table includes compensation paid such persons by Crested for 1996, 1997 and 1998, and Brunton for 1996 for such persons' services to such subsidiaries.


                                                   SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                            ------------------------------------
                                              Annual Compensation                    Awards             Payouts
                                    ----------------------------------------------------------------------------
(a)                     (b)            (c)           (d)           (e)            (f)            (g)         (h)          (i)
                                                                  Other
Name                                                             Annual       Restricted                                All Other
and                                                              Compen-         Stock                       LTIP        Compen-
Principal                                                        sation        Award(s)        Options/     Payouts      sation
Position               Year         Salary($)       Bonus($)       ($)            ($)           SARs(#)       ($)        ($)(3)
---------------------------------------------------------------------------------------------------------------------------------
John L. Larsen         1998         $190,700        $732,000       --        $   --               -0-          --         $16,000
 CEO and               1997          131,200           -0-         --          98,158(1  )        -0-          --          13,500
 Chairman              1996          148,600           -0-         --            --               -0-          --          15,566
 USE CEO
 and Chairman

Keith G. Larsen(4)     1998         $120,200        $  -0-         --        $   --               -0-          --         $12,000
 USE COO
 and President

Daniel P. Svilar       1998         $134,300        $  -0-         --        $   --               -0-          --         $13,400
 General Counsel       1997          109,700           3,400       --          81,454(1)          -0-          --          11,300
 and Secretary         1996          124,153           -0-         --            --               -0-          --          14,009
 USE Asst.
 Secretary

Harold F. Herron       1998         $ 36,400        $  -0-         --        $   --               -0-          --         $ 3,600
 USE Vice              1997           31,900             990       --         120,858(2)          -0-          --           3,300
 President             1996          113,600           -0-         --            --               -0-          --           4,037

R. Scott Lorimer       1998         $132,300        $  -0-         --            --               -0-          --         $13,200
 Treasurer             1997          100,300           3,200       --          54,299(1)          -0-          --          10,300
 and CFO               1996          110,100           -0-         --            --               -0-          --          13,749
 VP Finance


         (1) Includes bonus shares of USE common stock equal to 40% of original bonus shares issued FY 1990, multiplied by $10.875, the closing bid price on issue dates. Also includes shares issued under 1996 Stock Award Program multiplied by $10.875, the closing bid price on the issue dates. These shares are subject to forfeiture on termination of employment, except for retirement, death or disability.

         (2) Includes bonus shares equal to 100% of original bonus shares issued FY 1990, multiplied by $10.875, the closing bid price on issue date. Also includes shares issued under the 1996 Stock Award Program multiplied by $10.875, the closing bid price on the issue date. These shares are subject to forfeiture on termination of employment, except for retirement, death or disability.

         (3)  Dollar   values   for  ESOP   contributions   and  401K   matching
contributions.

         (4) Keith G. Larsen was not an executive officer of USE prior to fiscal 1998.

EXECUTIVE COMPENSATION PLANS AND EMPLOYMENT AGREEMENTS

         To provide an incentive to Mr. Larsen to develop the GMMV into a producing operation as soon as possible, in fiscal 1993 USE Board adopted a long-term incentive arrangement under which Mr. Larsen is to be paid a non-recurring $1,000,000 cash bonus, provided that the Nuexco Exchange Value of uranium oxide concentrates has been maintained at $25.00 per pound for six consecutive months, and provided further that USE has received cumulative cash distributions of at least $10,000,000 from GMMV as a producing property. In December, 1997, Mr. Larsen agreed to relinquish all of his rights under this bonus arrangement related to GMMV.

         In December 1997, the USE paid Mr. Larsen a bonus of $732,000 ($615,000 after taxes) in recognition of his service to the Company and USE and work in acquiring Kennecott as a joint venture partner in 1990 for $15,000,000 in cash plus a $50,000,000 commitment to USECC to develop the Green Mountain properties; the negotiations of Mr. Larsen in acquiring Plateau Resources Ltd. with the Shootaring Mill and the most recent negotiations for USECC to enter into the Acquisition Agreement to acquire Kennecott's interest in the GMMV resulting in the signing bonus of $4,000,000 to the Company and USE. The bonus was recommended by the USE Compensation Committee, taking into account pay levels at comparable corporations in the mining industry, and was approved by the USE Board of Directors. The Companies and Mr. Larsen agreed that the bonus is further in full settlement of the $1,000,000 bonus to Mr. Larsen authorized by the board of directors in 1993 which was conditioned on the spot price of uranium concentrates and cash distributions from the GMMV to the Company and USE.

         USE has adopted a plan to pay the estates of Messrs. Larsen, Evans and Svilar amounts equivalent to the salaries they are receiving at the time of their death, for a period of one year after death, and reduced amounts for up to five years thereafter. The amounts to be paid in such subsequent years have not yet been established, but would be established by the Boards of the Company and USE.

         Mr. Svilar has an employment agreement with the Company and Crested, which provides for an annual salary in excess of $100,000, with the condition that Mr. Svilar pay an unspecified amount of expenses incurred by him on behalf of the Company and its affiliates. In the event Mr. Svilar's employment is involuntarily terminated, he is to receive an amount equal to the salary he was being paid at termination, for a two year period. If he should voluntarily terminate his employment, the Company and Crested will pay him that salary for nine months thereafter. The foregoing is in addition to Mr. Svilar's Executive Severance and Non-Compete Agreement with the USE (see below).

         In fiscal 1992, USE signed Executive Severance and Non-Compete Agreements with Messrs. Larsen, Evans, Svilar and Lorimer, providing for payment to such person upon termination of his employment with USE, occurring within three years after a change in control of USE, of an amount equal to (i) severance pay in an amount equal to three times the average annual compensation over the prior five taxable years ending before change in control, (ii) legal fees and expenses incurred by such persons as a result of termination, and (iii) the difference between market value of securities issuable on exercise of vested options to purchase securities in USE, and the options' exercise price. These Agreements also provide that for the three years following termination, the terminated individual will not compete with USE in most of the western United States in regards to exploration and development activities for uranium, molybdenum, silver or gold. For such non-compete covenant, such person will be paid monthly over a three year period an agreed amount for the value of such covenants. These Agreements are intended to benefit the Company's shareholders, by enabling such persons to negotiate with a hostile takeover offeror and assist the Board concerning the fairness of a takeover, without the distraction of possible tenure insecurity following a change in control. As of this Proxy Statement date, the Company is unaware of any proposed hostile takeover.

         The Company and USE provide all of their employees with certain forms of insurance coverage, including life and health insurance. The health insurance plan does not discriminate in favor of executive employees; life insurance of $50,000 is provided to each member of upper management (which includes all persons in the compensation table), $25,000 of such coverage is provided to middle-management employees, and $15,000 of such coverage is provided to other employees.

         In June 1998, the Company and USE paid cash bonuses totaling $325,000 (net after taxes) to four officers for their extraordinary efforts since 1992 in the litigation and arbitration proceedings with Nukem, Inc. As of the date the bonuses were paid, these efforts had resulted in the Company and USE receiving approximately $8,000,000 from Nukem and CRIC, net of the legal and related costs incurred by the Company and USE. These bonuses were recommended by the USE Compensation Committee of the USE Board of Directors in the following amounts:
$50,000 for John L. Larsen, $25,000 for Keith G. Larsen, and $125,000 each for Daniel P. Svilar and R. Scott Lorimer.

         EMPLOYEE STOCK OWNERSHIP PLAN. An ESOP has been adopted to encourage ownership of USE's Common Stock by employees, and to provide a source of retirement income to them. The ESOP is a combination stock bonus plan and money purchase pension plan. It is expected that the ESOP will continue to invest primarily in the Common Stock. Messrs. Larsen, Herron and Evans are the trustees of the ESOP.

         Contributions to the stock bonus plan portion of the ESOP are discretionary and are limited to a maximum of 15% of the covered employees' compensation for each year ended May 31. Contributions to the money purchase portion of the ESOP are mandatory (fixed at ten percent of the compensation of covered employees for each year), are not dependent upon profits or the presence of accumulated earnings, and may be made in cash or shares of Company's Common Stock.

         USE made a contribution of 49,470 shares to the ESOP for fiscal 1998, all of which were contributed under the money purchase pension plan. At the time the shares were contributed, the market price was $6.57 per share, for a total contribution with a market value of 324,655 (which has been funded by the Company). The Company and USE are each responsible for one-half of that amount (i.e., $162,509) and Crested currently owes its one-half to USE. 10,659 of the shares were allocated to the ESOP accounts of the executive officers.

         Employee interests in the ESOP are earned pursuant to a seven year vesting schedule; after three years of service, the employee is vested to 20% of the ESOP account, and thereafter at 20% per year. Any portion which is not vested is forfeited upon termination of employment, other than by retirement, disability, or death.

         The maximum loan outstanding during fiscal 1998 under a loan arrangement between USE and the ESOP was $1,014,300 at May 31, 1998 for loans made in fiscal 1992 and 1991. Interest owed by the ESOP was not booked by USE. Crested pays one-half of the amounts contributed to the ESOP by USE. Because the loans are expected to be repaid by contributions to the ESOP, Crested may be considered to indirectly owe one-half of the loan amounts to USE. The loan was reduced by $183,785 plus interest of $168,574.84 through the contribution of shares by the ESOP to the ESOP in 1996. There was no similar reduction, however, for fiscal 1997 or fiscal 1998.

         STOCK OPTION PLAN. USE has an incentive stock option plan ("ISOP"), reserving an aggregate of 975,000 shares of Common Stock for issuance upon exercise of options granted thereunder. Awards under the plan are made by a committee of two or more persons selected by the USE Board (presently Messrs. Herron, Bebout, Brenman and Fraser) and ratified by the USE Board of Directors.

         Options expire no later than ten years from the date of grant, and upon termination of employment for cause. Subject to the ten year maximum period, upon termination, unless terminated for cause, options are exercisable for three months or in the case of retirement, disability or death, for one year.

         For information about options issued prior to fiscal 1998, please see Note J to the USE consolidated Financial Statements for fiscal year ended May 31, 1998, which are contained in the 1998 Annual Report to Shareholders accompanying this Proxy Statement. In fiscal 1997, options to purchase 106,100 shares (previously issued to employees in 1992 and 1996) were exercised. None of the exercised options had been held by officers or directors.

         The USE Board of Directors approved (on September 25, 1998) the issuance (to officers, employees, and non-employee directors and an advisory board member) of options to purchase 837,500 shares of USE Common Stock; the options have an exercise price of $2.00 per share (the closing NASDAQ/NMS stock market price of USE stock on September 25, 1998 was $1.50), and the options will expire in June 2008. The options issued to officers included 112,500 to John L. Larsen, 87,500 to Keith G. Larsen, 75,000 to Harold F. Herron, 75,000 to Daniel
P. Svilar, 75,000 to R. Scott Lorimer, and 50,000 to Max T. Evans. Outside directors Nick Bebout, H. Russell Fraser, Don C. Anderson and David W. Brenman, and Advisory Board Member Alan K. Simpson, each received an option for 12,500 shares, with the same exercise price. The options to employees and officers will be converted to qualified stock options if USE shareholders approve amendments to the Stock Option Plan at the USE 1998 Annual Meeting of Shareholders.

         The following table shows unexercised options, how much thereof were exercisable, and the dollar values for in-the-money options, at May 31, 1998.


                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

      (a)                          (b)              (c)               (d)                    (e)
                                                                                          Value of
                                                                   Number of             Unexercised
                                                                  Unexercised           In-the-Money
                                                                  tions/SARs at        Options/SARs at
                                 Shares                           FY-End (#)              FY-End($)
                                Acquired           Value          Exercisable/            Exercisable
Name                         on Exercise (#)    Realized($)       Unexercisable          Unexercisable
----                         ---------------    -----------       -------------          -------------

John L. Larsen,                    -0-              -0-             100,000              $444,000(1)
      CEO                                                         exercisable          exercisable and
                                                                                         unexercised

                                                                    100,100              $354,354(2)
                                                                  exercisable          exercisable and
                                                                                         unexercised

Keith G. Larsen                    -0-              -0-             10,000               $24,400(3)
      President                                                   exercisable          exercisable and
                                                                                         unexercised

Max T. Evans,                      -0-              -0-             57,200              $202,488 (2)
      Secretary                                                   exercisable          exercisable and
                                                                                         unexercised

Harold F. Herron,                  -0-              -0-             11,000               $38,940(2)
      Vice President                                              exercisable          exercisable and
                                                                                         unexercised

Daniel P. Svilar                   -0-              -0-             66,000               $233,640(2)
      Assistant Secretary                                         exercisable          exercisable and
                                                                                         unexercised

R. Scott Lorimer                   -0-              -0-             29,700               $105,138(2)
      Treasurer                                                   exercisable          exercisable and
                                                                                         unexercised

(1)   Equal to $6.44 closing bid on last trading day in FY 1998 less $2.00 per share option exercise price, multiplied by all shares exercisable.

(2)   Equal to $6.44 closing bid on last trading day in FY 1998, less $2.90 per share option exercise price, multiplied by all shares exercisable.


                                                        14




(3)   Equal to $6.44 closing bid on last trading day in FY 1998, less $4.00 per share option exercise price, multiplied by all shares exercisable.

         The USE Board of Directors has approved amendments to the 1989 Stock Option Plan to (i) reset its 10 year term(which expires in 1999) to June 15, 2008, and (ii) increase the number of shares of Common Stock available for purchase upon exercise of options under the Plan, from the current 975,000 shares, up to 2,750,000 shares. The Stock Option Plan has been renamed (subject to approval of this Proposal Two) the "1998 Stock Option Plan."

         738,900 qualified options presently are issued and outstanding under the old Plan (see "Stock Option Plan" above). These qualified options will not be affected by Proposal Two. Under Section 422 of the Internal Revenue Code, qualified options permit deferral of income recognition for federal income tax purposes until the option holder sells the stock which was bought on option exercise. In contrast, the holder of stock bought on exercise of a nonqualified option will recognize income (and have to pay income tax) when the option is exercised; the income is the difference between market price and exercise price.

         The Compensation Committee of the USE Board of Directors recommended, and the USE Board of Directors approved nonqualified options to purchase 837,500 shares of USE Common Stock, with an option exercise price of $2.00 per share. These options could not have been issued as qualified, because of the limited number of authorized shares remaining under the old Plan. If the USE shareholders approve the amendments to the Plan at the USE Annual Meeting, 775,000 of these nonqualified options, which were issued to employees (including officers) of USE, will be converted to qualified options under the new 1998 Plan. The remaining options to purchase 62,500 shares were issued (12,500 each) to the four USE non-employee directors and to the Chairman of the USE Advisory Committee as nonqualified options, and that status will not change.

         The options were issued to provide additional incentive to key employees to remain with USE and Crested, and continue working to add value to the Company.

         1996 STOCK AWARD PROGRAM. USE has an annual incentive compensation arrangement for the issuance of up to 67,000 shares of Common Stock each year (from 1997 through 2002) to executive officers of the Company, in amounts determined each year based on earnings of USE for the prior fiscal.

         Shares are issued annually, but each officer to whom shares are to be issued must be employed by USE as of the issue date of the grant year, and USE must have been profitable in the preceding fiscal year. The officers will receive up to an aggregate total of 67,000 shares per year for the years 1997 through 2002, although if in prior years, starting in 1997, fewer than 67,000 USE shares are awarded in any year, the unissued balance of the 67,000 share maximum will be available for issue in subsequent years (through 2007). One-half of the compensation expense under the Program is the responsibility of Crested. The USE Board of Directors determines the date each year when shares are to be issued.

         Each allocation of shares is issued in the name of the officer, and will be earned out (vested) over 5 years, at the rate of 20% as of May 31 of each year following the date of issue. However, none of the vested shares shall become available to or come under the control of the officer until termination of employment by retirement, death or disability. Upon termination, the share certificates will be released to the officer; until termination, the certificates are held by the Treasurer of USE. Voting rights are exercised over the shares by the non-employee USE directors; dividends or other distributions with respect to the shares will be held by the USE Treasurer for the benefit of the officers.

         The number of shares to be awarded each year out of such 67,000 shares aggregate limit is determined by the USE Compensation Committee, based on criteria including USE's earnings per share for the prior fiscal year. Other factors may be taken into consideration by the Compensation Committee. The total shares issued are divided among the officers based on the following percentages:
John L. Larsen 29.85%, Daniel P. Svilar 22.39%, Max T. Evans 17.91%, Harold F. Herron 14.93% and R. Scott Lorimer 14.93%. USE was not profitable in fiscal 1997, so no shares were issued for that year. For fiscal 1998, the Compensation Committee awarded 67,000 shares to the officers. The award was based on the revenues of USE ($11,558,500) in fiscal 1998, and the finding by the Compensation Committee that but for the $1,500,000 expense which resulted from a writedown of the investment in the gold property in California, USE would have reported a $515,800 profit for fiscal 1998.

         Under a previous equity incentive program, the Company and USE have issued stock bonuses to various executive officers and directors of USE and others. These shares are subject to forfeiture to the issuer by the grantee if employment terminates otherwise than for death, retirement or disability. If the required service is completed, the risk of forfeiture lapses and the shares become the unrestricted property of the holder. The executive officers, as a group received 97,650 shares of Common Stock through fiscal 1997.

         SUBSIDIARY PLANS. During the year ended May 31, 1991, Brunton adopted a salary deduction plan intended to qualify as a deferred compensation plan under Internal Revenue Code Section 401(k). Harold F. Herron, John L. Larsen, Daniel
P. Svilar and R. Scott Lorimer are the only Company officers who are able to participate in this retirement plan. The fiscal 1994 acquisition of Brunton by the Company, and the sale of Brunton in 1996, have not affected the Brunton 401(k) plan.

         Other than as set forth above, neither the Company nor any of its subsidiaries have any pension, stock option, bonus, share appreciation, rights or other plans pursuant to which they compensate the executive officers and directors of the Company. Other than as set forth above, no executive officer received other compensation in any form which, with respect to any individual named in the Cash Compensation Table, exceeded ten percent of the compensation reported for that person, nor did all executive officers as a group receive other compensation in any form which exceeded ten percent of the compensation reported for the group.

DIRECTORS' FEES AND OTHER COMPENSATION

         The Company pays non-employee directors a fee of $150 per meeting attended. All directors are reimbursed for expenses incurred with attending meetings.

         Non-employee directors are compensated for services with $400 per month, payable each year by the issue of shares of Crested Common Stock based on the closing stock market price as of January 15. In June 1998, 8,570 shares were issued to non-employee directors for service in 1997.

                        COMMITTEES AND MEETING ATTENDANCE

         During the fiscal year ended May 31, 1998 there were nine Board meetings and three Executive Committee meetings. The Executive Committee acts in place of the Board between meetings of the Board. Each current member of the Board attended at least 75% of the combined Board meetings and meetings of committees on which the director serves. From time to time, the Board and Executive Committee act by unanimous written consent pursuant to Colorado law. Such actions are counted as meetings for purposes of disclosure under this paragraph.

         An Audit Committee has also been established by the Board. The Audit Committee did not meet in fiscal 1998, although members of the Audit Committee met informally at various times during the year. The Audit Committee reviews the Company's financial statements and accounting controls, and contacts the independent public accountants as necessary to ensure that adequate accounting controls are in place and that proper records are being kept. The Audit Committee also reviews the audit fees of the independent public accountants.

         A Management Cost Apportionment Committee was established by USE and the Company in 1982, for the purpose of reviewing the apportionment of costs between USE and the Company. John L Larsen, Scott Lorimer and Max Evans are members of this Committee. The Committee had no meetings during fiscal 1998.

         The Board did not appoint nominating or compensation committees during fiscal year ended May 31, 1998.

                           CERTAIN OTHER TRANSACTIONS

         TRANSACTIONS WITH YELLOW STONE FUELS CORP. Yellow Stone Fuels Corp., hereafter ("YSFC") was organized on February 17, 1997 in Ontario, Canada. As of February 17, 1997, YSFC acquired all the outstanding shares of Common Stock of Yellow Stone Fuels, Inc. (a Wyoming corporation which was organized on June 3,
1996) in exchange for YSFC issuing the same number of shares of YSFC Stock to the former shareholders of Yellow Stone Fuels, Inc. ("YFI"). YSFC and its wholly-owned subsidiary Yellow Stone Fuels, Inc. will hereafter be referred to collectively as YSFC.

         On May 15, 1997, YSFC, a 12.7% owned affiliate of USE and a 12.7% owned affiliate of Crested, entered into a line of credit arrangement with USECC. As of May 31, 1998, YSFC owed USECC $440,000, which included $40,000 of accrued interest. This note bears interest at 10% and is due on December 31, 1998. In lieu of paying the note in cash on or before its maturity date, YSFC may convert this debt, at its option, into YSFC shares of common stock at $1.00 per share of debt and interest. However, if YSFC defaults in paying the note by December 31, 1998, the note is convertible into a number of shares which will give USE and Crested a combined 51% ownership interest in YSFC. As part consideration for the loan, USE and Crested entered into a Voting Trust

Agreement having an initial term of 24 months or until the loan facility is paid, with USE and Crested having voting control of more than 50% of the outstanding shares of YSFC. The majority of the remaining outstanding YSFC shares are owned by family members of John L. Larsen, Chairman of USE.

         TRANSACTIONS WITH DIRECTORS. Two of the USE directors, Messrs. Larsen and Herron and one of Crested's directors, Mr. Evans, are trustees of the ESOP. Mr. Larsen is also a director of the Company. In their capacity as trustees, they have an obligation to act in the best interests of the ESOP participants. This duty may conflict with their obligations as directors of USE and the Company in times of adverse market conditions for the common stock of USE and the Company, or in the event of a tender offer or other significant transaction.

         In general, the ESOP trustees exercise dispositive powers over shares held by the ESOP, and exercise voting powers with respect to ESOP shares that have not been allocated to a participant's account. In addition, the Department of Labor has taken the position that in certain circumstances ESOP trustees may not rely solely upon voting or dispositive decisions expressed by plan participants, and must investigate whether those expressions represent the desires of the participants, and are in their best interests.

         OTHER INFORMATION. Three of John L. Larsen's sons and three sons-in-law are employed by the Company and USE or subsidiaries (as President, President of YSFC, Vice President, chief pilot, landman, and manager of the Ticaboo operations). Mr. Larsen's son-in-law Harold F. Herron is an officer and director of the Company, and Chairman of Brunton. Collectively, the six individuals and John L. Larsen received $1,418,605 in total (gross) cash compensation ($1,301,605 net after taxes) for services in fiscal 1998, including the $732,000 bonus paid to John L. Larsen in fiscal 1998. See "Executive Compensation Plans and Employment Agreements."

         The Company and USE provide management and administrative services for affiliates under the terms of various management agreements. Revenues from services by the Company and USE from unconsolidated affiliates were $857,600 in fiscal 1998 and $397,700 in fiscal 1997. USE provides all employee services required by the Crested, which is obligated to USE for its share of the costs for providing such employees.

                              CERTAIN INDEBTEDNESS

         TRANSACTIONS INVOLVING USECC. The Company and USE conduct most of their activities through their equally-owned joint venture, USECC. From time to time the Company and USE advance funds to or make payments on behalf of USECC in furtherance of their joint activities. These advances and payments create intercompany debt between the Company and USE. The party extending funds is subsequently reimbursed by the other venturer. USE had a note receivable of $6,547,100 from Crested at May 31, 1998 ($6,023,400 at May 31, 1997).

         LOANS TO FOUR DIRECTORS. As of May 31, 1998 three of USE's and one of Crested's directors owed the Company $487,000 as follows (each loan is secured with shares of Common Stock of the Company owned by the individual): Harold F. Herron $11,000 (1,000 shares); David W. Brenman $25,000 (4,000 shares) and Max
T. Evans $37,400 (7,500 shares). The outstanding loan amounts represent various loans made to the individuals over a period of several years. The loan to Mr. Brenman bears interest at the prime rate of the Chase Manhattan Bank and was due September 1, 1994, but has been extended to September 30, 1999 by Board vote (Mr. Brenman abstaining). The loan was provided as partial consideration for Mr. Brenman's representation of the Company to the financial community in New York City. The remaining loans mature December 31, 1998 and bear interest at 10% per year. For information on an additional loan to Mr. Herron, see below. In addition, at May 31, 1997, John L. Larsen and members of his immediate family were indebted to the Company for $745,300 secured by 160,000 shares of the Company's Common Stock. In fiscal 1998, John L. Larsen repaid $431,900 of the family debt, so the family debt at May 31, 1998 was $226,100. See "Executive Compensation Plans and Employment Agreements." The preceding amounts do not include the loan to Mr. Herron, see below.

         In fiscal 1995, the Company made a five year non-recourse loan in the amount of $112,170 to Harold F. Herron. The loan is secured by 30,000 shares of the Company's Common Stock, bears interest at a rate of 7% and is payable at maturity. The Board approved the loan to obtain a higher interest rate of return on the funds compared to commercial rates, and to avoid having the USE stock prices depressed from Mr. Herron selling his shares to meet personal obligations. See Transactions with Directors above.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Arthur Andersen LLP has audited the Company's financial statements for the fiscal year ended May 31, 1998. Such firm has audited the Company's financial statements since 1990. A representative of Arthur Andersen LLP may be present at the meeting and if present, will be available to respond to appropriate questions, and will be provided the opportunity to make a statement at the Meeting. There have been no disagreements between the Company and Arthur Andersen LLP concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of Arthur Andersen LLP.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the 1998 Annual Report to Shareholders, including financial statements, has been forwarded to all record shareholders entitled to vote at the Meeting. If any recipient of this Proxy Statement has not received a copy of that Annual Report, please notify Daniel P. Svilar, 877 North 8th West, Riverton, WY 82501, telephone (307) 856-9271, and the Company will send a copy.

                             SHAREHOLDERS' PROPOSALS

         The next Annual Meeting of Shareholders is expected to be held in November of 1999. Shareholder proposals to be presented at the next Annual Meeting of Shareholders must be received in writing by the Company at its offices in Riverton, Wyoming, addressed to the President, no later than June 9, 1999.

                                  OTHER MATTERS

         The Board does not know of any other matters which may properly come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the appointees named in the enclosed form of Proxy to vote said Proxy in accordance with their best judgment on such matters.

         Your cooperation in giving these matters your immediate attention, and in returning your Proxy promptly, will be appreciated.

                                        By Order of the Board of Directors
                                        CRESTED CORP.

                                           /s/  Daniel P. Svilar

                                        DANIEL P. SVILAR, Secretary


Dated: November 6, 1998

PROXY                            CRESTED CORP.                           PROXY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of Crested Corp. (the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Daniel P. Svilar, or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of the Company's shareholders to be held at U.S. Energy Corp.'s Ticaboo Motel, Ticaboo, Utah on Friday, December 4, 1998 at 10:00 a.m., local time, or at any adjournments thereof upon the following:

         (INSTRUCTION:  Mark only one box as to each item.)

1. Election of Directors:

__ FOR the nominees listed below          __ AGAINST the nominees listed below
                             __   ABSTAIN

      John L. Larsen           Max T. Evans              Daniel P. Svilar
          Michael D. Zwickl             Kathleen R. Martin

      (TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, DRAW A LINE THROUGH THE NAME OF THAT NOMINEE.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

PROXY                              CRESTED CORP.                         PROXY

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS. WHERE NO VOTE IS SPECIFIED, THE PROXYHOLDER WILL CAST VOTES FOR THE ELECTION OF MANAGEMENT'S NOMINEES AND, IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

   Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate full title as such.


                    (Sign on this line - joint holders may sign  appropriately)

                    ________________________     _______________________________
                    (Date)                       (Number of Shares)

                    PLEASE NOTE: Please sign, date and place this Proxy in the enclosed self- addressed, postage prepaid envelope and deposit it in the mail as soon as possible.
                    Please check if you are planning to attend the meeting __
                    If the address on the mailing label is not correct, please provide the correct address in the following space.
                    ____________________________________________________________
                    ____________________________________________________________